UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2009

QLT Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C. Canada,	V5T 4 T5
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On November 24, 2009, QLT Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“QLT”), entered into a Settlement Agreement and Amendment to License Agreement (the “Settlement Agreement”) with The General Hospital Corporation, d/b/a Massachusetts General Hospital, a Massachusetts non-profit corporation (“MGH”). Pursuant to the terms of the Settlement Agreement, (i) QLT agreed to pay MGH $20,000,000 no later than December 1, 2009 as payment in full of all royalty obligations under the License Agreement between QLT and MGH dated effective December 8, 1998, (ii) each of QLT and MGH have agreed to release one another from any claims the other has, has had or may have against the other or their respective affiliates with respect to the matters more specifically set forth in the Settlement Agreement, and (iii) MGH and QLT agreed to dismiss the lawsuit in the United States District Court for the District of Massachusetts, Civil Action No. 09-cv-10364 (WGY) to which each is a party. The foregoing does not purport to be a complete description of the Settlement Agreement and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.49 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.49	Settlement Agreement and Amendment to License Agreement by and between QLT Inc. and The General Hospital Corporation, d/b/a Massachusetts General Hospital, dated November 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.

Date: December 1, 2009	By:	/s/ Cameron Nelson
Name: Cameron Nelson Title: Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.49	Settlement Agreement and Amendment to License Agreement by and between QLT Inc. and The General Hospital Corporation, d/b/a Massachusetts General Hospital, dated November 24, 2009.